Exhibit 10.2

FORM OF WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this “Agreement”) entered into as of the 3rd day of January, 2007, by and between SRKP 18, Inc., a Delaware corporation with an address at 4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, FL 33308 (the “Company”) and [Name of Investor], an individual with an address at [Address of Investor] (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, a warrant in the form attached hereto as Exhibit A (the “Warrant”) to purchase [Number of Shares] shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1: SALE OF THE WARRANT

1.1 Sale of the Warrant. Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Warrant for a purchase price equal to [Aggregate Purchase Price] (the “Purchase Price”).

SECTION 2: CLOSING DATE; DELIVERY

2.1 Closing Date. The closing of the purchase and sale of the Warrant hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2 Delivery at Closing. At the Closing, the Company will deliver to the Purchaser the Warrant in the Purchaser’s name, representing the right to purchase the Shares to be purchased by Purchaser hereunder, against payment of the Purchase Price.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

The undersigned Purchaser hereby represents and warrants to the Company as follows:

3.1 Transfer Restrictions. Neither the Warrant, nor, upon issuance, the Shares, has been registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

3.2 Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The undersigned has adequate means of providing for the undersigned's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Warrant for which the undersigned subscribes or, upon issuance, the Shares. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Warrant or, upon issuance, the Shares, for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Warrant solely for investment for the undersigned’s own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Warrant subscribed for or, upon issuance, the Shares, to any other person.

3.3 Investment; Access to Data. The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Warrant and the underlying Shares and an investment in the Company. The undersigned has been furnished materials relating to the Company, the private placement of the Warrants or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Representatives of the Company have answered all inquiries that the undersigned has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Warrants. The undersigned has not been furnished any offering literature other than the materials that the Company may have provided at the request of the undersigned; and the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Warrant for investment for the undersigned's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. The undersigned acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser’s entire investment in the Company.

3.4 Authorization. (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b) The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Warrant will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.5 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

SECTION 4: MISCELLANEOUS

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SRKP 18, INC.

By:	/s/ Richard A. Rappaport
Name: Richard A. Rappaport
Title: President

/s/ Name of Investor [Name of Investor]

Exhibit A

(See Exhibit 4.1 to this registration statement for form of warrant)